As filed with the Securities and Exchange Commission on October 2, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Invivyd, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-1403134
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

209 Church Street

New Haven, CT 06510

(781) 819-0080

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Duke, Jr.

Chief Financial Officer

Invivyd, Inc.

209 Church Street

New Haven, CT 06510

(781) 819-0080

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams, Esq. Stephen M. Nicolai, Esq. Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, PA 19103 (267) 675-4600	Jill Andersen Chief Legal Officer and Corporate Secretary Invivyd, Inc. 209 Church Street New Haven, CT 06510 (781) 819-0080

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is a new registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, or the Securities Act, with respect to $297,379,054.80 of securities which remain unsold by the registrant, or the Unsold Securities, under the registration statement on Form S-3 (File No. 333-267643), which was declared effective on October 5, 2022, or the Prior Registration Statement. Filing fees of $27,567.03 were previously paid with respect to the Unsold Securities (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement, the registrant may issue and sell securities under the Prior Registration Statement until the earlier of (i) the effective date of this registration statement and (ii) April 3, 2026, which is 180 days after the third anniversary of the initial effective date of the Prior Registration Statement, the earlier being the Expiration Date. Until the Expiration Date, the registrant may continue to use the Prior Registration Statement and related prospectus supplement for its offerings thereunder. All offers and sales by the registrant under the Prior Registration Statement will be deemed terminated on the Expiration Date, except to the extent covered by this registration statement.

This registration statement contains two prospectuses:

•

a base prospectus, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $350,000,000 of the registrant’s common stock, preferred stock, warrants, debt securities and units; and

•

an “at the market offering” sales agreement prospectus supplement covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $75,000,000 of the registrant’s common stock that may be issued and sold from time to time under that certain Controlled Equity OfferingSM Sales Agreement, dated as of December 22, 2023, or the Sales Agreement, with Cantor Fitzgerald & Co., as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus, other than the shares under the Sales Agreement, will be specified in a prospectus supplement to the base prospectus. The “at the market offering” prospectus supplement immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the “at the market offering” prospectus supplement is included in the $350,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon any termination of the offering under the Sales Agreement, any portion of the $75,000,000 included in the “at the market offering” prospectus supplement that has not been sold pursuant to the Sales Agreement will become available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares of common stock are sold under the Sales Agreement, the full $75,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2025

PROSPECTUS

$350,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer to the public from time to time in one or more series or issuances and on terms that we will determine at the time of the offering:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•	debt securities consisting of debentures, notes or other evidences of indebtedness;

•	units consisting of a combination of the foregoing securities; or

•	any combination of these securities.

The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $350,000,000.

This prospectus provides a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained or incorporated by reference in this prospectus.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts, commissions and purchase options will be set forth in the applicable prospectus supplement.

Our common stock trades on The Nasdaq Global Market under the ticker symbol “IVVD”. On September 30, 2025, the last reported sale price per share of our common stock was $1.10. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

We are (i) an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and (ii) a “smaller reporting company” as defined by the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, as such, we are subject to reduced public company reporting requirements for this prospectus and future filings. Refer to the section entitled “Implications of Being an Emerging Growth Company and a Smaller Reporting Company” beginning on page 5 of this prospectus for more information.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 7.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $350,000,000.

This prospectus provides you only with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find More Information” below.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “the Company,” “Invivyd,” “we,” “our” and “us” or other similar terms mean Invivyd, Inc. and our wholly-owned subsidiaries, unless we state otherwise or the context indicates otherwise.

“Invivyd,” “PEMGARDA,” “INVYMAB” as well as logos and certain stylized versions of these word marks are registered trademarks of Invivyd, Inc. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

ii

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain, forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “anticipate,” “believe,” “could,” “expect,” “intends,” “might,” “plan,” “possible,” “potential,” “aim,” “predict,” “project” “should,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying terms. The forward-looking statements in this prospectus and the documents incorporated herein by reference include, among other things, statements about:

•

our plans related to the commercialization of PEMGARDA® (pemivibart), which received emergency use authorization, or EUA, from the U.S. Food and Drug Administration, or the FDA, in March 2024, including our expectations about the potential market opportunity;

•	the design of PEMGARDA to keep pace with SARS-CoV-2 viral evolution;

•

our expectations regarding VYD2311, our next generation monoclonal antibody, or mAb, candidate for COVID-19, and the potential of VYD2311 to offer the ability to deliver clinically meaningful titer levels through more system- and patient-friendly means;

•

our expectations regarding availability of a rapid pathway to potential Biologics License Application, or BLA, approval for VYD2311 for the prevention of COVID-19 and the compact pivotal clinical trial that could support it;

•

the anticipated timing, design, progress and results of preclinical studies and clinical trials of our product candidates, including statements regarding initiation or completion of studies or trials and related preparatory work, the period during which results of any studies or trials will become available, and potential regulatory submissions;

•

our devotion to delivering protection from serious viral infectious diseases, and our aim to develop mAbs that could be used in prevention or treatment of serious viral diseases, starting with COVID-19 and potentially expanding into other high-need indications;

•	our discovery efforts to assess pipeline expansion beyond SARS-CoV-2, including potential targets such as respiratory syncytial virus and measles;

•	our goal of establishing streamlined development pathways to efficiently introduce new mAb candidates targeting SARS-CoV-2;

•

our expectations regarding the regulatory pathway for our product candidates, the anticipated timing of any submission of filings for regulatory authorization or approval of, and our ability to obtain and maintain regulatory authorizations or approvals for, our product candidates;

•	our plans regarding SARS-CoV-2 variant monitoring of antiviral activity as part of our ongoing industrial virology effort;

•	our expectations regarding the size of the patient populations, market acceptance and opportunity for and clinical utility of our product candidates, if authorized or approved for commercial use;

•	our manufacturing capabilities and strategy, and our expectations regarding supply and demand of our product candidates;

•	our ability to successfully commercialize our product candidates, if authorized or approved, including our distribution capabilities and strategy;

•	our ability to identify and develop future product candidates;

•	our expectations regarding the SPEAR (Spike Protein Elimination and Recovery) Study Group, including its anticipated focus, goals and plans;

•	our estimates of our expenses, ongoing losses, future potential revenue, capital requirements and our need for or ability to obtain additional funding;

•	our expectations regarding our ability to continue as a going concern;

•	our competitive position and the development of and projections relating to our competitors or our industry; and

•	our intended use of proceeds.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe material risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and markets for our product candidates. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a biopharmaceutical company devoted to delivering protection from serious viral infectious diseases, beginning with SARS-CoV-2. PEMGARDA® (pemivibart) is our first mAb to receive regulatory authorization and was designed to keep pace with SARS-CoV-2 viral evolution.

On March 22, 2024, we received an EUA from the FDA for PEMGARDA injection, for intravenous use, a half-life extended investigational mAb, for the pre-exposure prophylaxis (prevention) of COVID-19 in adults and adolescents (12 years of age and older weighing at least 40 kg) who have moderate-to-severe immune compromise due to certain medical conditions or receipt of certain immunosuppressive medications or treatments and are unlikely to mount an adequate immune response to COVID-19 vaccination. Recipients should not be currently infected with or have had a known recent exposure to an individual infected with SARS-CoV-2.

In January 2024, we nominated VYD2311, a next generation mAb candidate for COVID-19, as a drug candidate, and in September 2024, we announced dosing of the first participants in a Phase 1/2 clinical trial of VYD2311. VYD2311 is a mAb with high in vitro neutralization potency shown against prominent SARS-CoV-2 variants tested to date. The Phase 1/2 randomized, blinded, placebo-controlled clinical trial evaluated escalating dosing as well as safety, tolerability, pharmacokinetics and immunogenicity of VYD2311 in healthy trial participants. The Phase 1/2 clinical trial was conducted in Australia and evaluated multiple dose levels of VYD2311 through various routes of administration, including exploration of intramuscular administration and subcutaneous administration, which are designed to be more system- and patient-friendly than intravenous administration. In June 2025, we announced positive full Phase 1/2 clinical data for VYD2311 for both safety and pharmacokinetics. In August 2025, we announced alignment with advice from the FDA on a compact and, therefore, rapid pathway to potential BLA approval for VYD2311 for the prevention of COVID-19. As part of a recent Type C meeting, the FDA advised us that a single, Phase 2/3 randomized, double-blind, placebo-controlled trial evaluating mAb efficacy from a relatively modest number of RT-PCR-confirmed symptomatic COVID-19 disease events could support a BLA submission for VYD2311 for the prevention of COVID-19 in a broad population of Americans (12 years of age and older, weighing at least 40kg), including immunocompromised people, subject to agreement on safety database size and pending full protocol review. Like pemivibart, VYD2311 was engineered from adintrevimab, our investigational mAb that has a robust safety data package and demonstrated clinically meaningful results in global Phase 2/3 clinical trials for both the prevention and treatment of COVID-19.

In July 2025, we announced that we had formed the SPEAR (Spike Protein Elimination and Recovery) Study Group with leading investigators to structure and guide anticipated clinical trials evaluating the effects of broadly neutralizing anti-SARS-CoV-2 spike protein mAb therapy in people suffering from Long COVID or Post-Vaccination Syndrome, or PVS. The SPEAR Study Group intends to launch multi-center translational clinical research on Long COVID and PVS using next-generation antibodies like our investigational mAb candidate VYD2311.

Globally, COVID-19 has caused millions of deaths and lasting health problems in many survivors and remains a significant global health concern, particularly for immunocompromised individuals. Isolation and mental health impacts, absenteeism from work, and educational losses for children have been profound consequences of this crisis. COVID-19 persists and continues to impact patients, notably those who are immunocompromised, and combating this disease will require a variety of effective and safe prevention and treatment options for years to come. By leveraging our capabilities, which we have developed through our experience with adintrevimab and pemivibart and over five years in the COVID-19 space, we aim to develop mAbs that could be used in prevention or treatment of serious viral diseases, starting with COVID-19 and potentially expanding into other high-need indications.

PEMGARDA has not been approved, but has been authorized for emergency use by the FDA under an EUA, for pre-exposure prophylaxis of COVID-19 in certain adults and adolescent individuals (12 years of age and older weighing at least 40 kg). The emergency use of PEMGARDA is only authorized for the duration of the declaration that circumstances exist justifying the authorization of the emergency use of drugs and biological products during the COVID-19 pandemic under Section 564(b)(1) of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 360bbb-3(b)(1), unless the declaration is terminated or authorization revoked sooner. PEMGARDA is authorized for use only when the combined national frequency of variants with substantially reduced susceptibility to PEMGARDA is less than or equal to 90%, based on available information including variant susceptibility to PEMGARDA and national variant frequencies.

We engage in active SARS-CoV-2 variant monitoring of antiviral activity as part of our ongoing industrial virology effort, which leverages a consistent, high-quality, independent, third-party pseudoviral system that routinely tests authentic Invivyd-produced molecules and is supported by structure-based analytics. In September 2024, we announced continued neutralizing activity of PEMGARDA against SARS-CoV-2 variants KP.3.1.1 and LB.1, and attractive neutralization potency of VYD2311 against the same contemporary viruses, and also provided an update to ongoing structural analysis showing no meaningful mutational change in the pemivibart binding site since the Omicron shift late in 2021. In January 2025, March 2025 and August 2025, we announced continued neutralizing activity of PEMGARDA and VYD2311 against dominant SARS-CoV-2 variants XEC, LP.8.1 and XFG, respectively.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation By Reference.”

Corporate Information

We were incorporated under the laws of the State of Delaware in June 2020. We operate as a hybrid company. Our principal executive offices are located at 209 Church Street, New Haven, CT 06510 and our telephone number is (781) 819-0080. Our website address is www.invivyd.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act, and may remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in the previous three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting;

•	reduced disclosure obligations regarding executive compensation;

•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved; and

•

an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company, which would allow us to take advantage of many of the same exemptions available to emerging growth companies. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. In addition, if we are a smaller reporting company with less than $100.0 million in annual revenue, we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement for general corporate purposes, which may include research and development expenditures, preclinical study and clinical trial expenditures, manufacturing expenditures, commercialization expenditures, working capital, capital expenditures, acquisitions of new technologies, products or businesses, and investments. We may also use a portion of the net proceeds from the sale of securities under this prospectus and any applicable prospectus supplement to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the accompanying prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities, from time to time pursuant to public offerings, negotiated transactions, block trades, “At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, into an existing trading market, at prevailing market prices, or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•

if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•

if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•	any delayed delivery arrangements;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	the identity and relationships of any finders, if applicable; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any purchase option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in purchase options, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Purchase options involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the purchase option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The Nasdaq Stock Market may engage in passive market making transactions in our common stock on The Nasdaq Stock Market in accordance with Regulation M under the Exchange Act during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

GENERAL DESCRIPTION OF OUR SECURITIES

We may offer and sell, at any time and from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•	debt securities consisting of debentures, notes or other evidences of indebtedness;

•	units consisting of a combination of the foregoing securities; or

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF OUR COMMON STOCK

The summary of general terms and provisions of our common stock set forth below does not purport to be complete and is subject to and qualified by reference to our Amended and Restated Certificate of Incorporation, as amended, or the Certificate of Incorporation, and Amended and Restated Bylaws, as amended, or the Bylaws, and together with the Certificate of Incorporation, the Charter Documents, each of which is included as an exhibit to our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference herein. For additional information, please read the Charter Documents and the applicable provisions of the Delaware General Corporation Law, or the DGCL.

General

We are authorized to issue up to 1,010,000,000 shares, of which 1,000,000,000 have been designated common stock, par value $0.0001 per share. As of September 22, 2025, there were 214,409,450 shares of our common stock outstanding. As of September 22, 2025, we had approximately 9 stockholders of record. This figure does not reflect the number of beneficial owners of shares of our common stock as a single stockholder of record often holds shares in nominee name (also referred to as, in “street name”) on behalf of multiple beneficial owners.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.

Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or the Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or the Bylaws, directors are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or the Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or the Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting as a single class, is required to alter, amend or repeal certain provisions of the Certificate of Incorporation, including provisions relating to amending the Bylaws, the size of our board of directors, removal of directors, director liability, vacancies on our board of directors, stockholder notices, actions by written consent and exclusive forum.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the right of the holders of shares of any series of preferred stock that we may designate in the future.

Outstanding Stock Options

As of September 22, 2025, we had outstanding options to purchase 21,672,173 shares of our common stock at a weighted-average exercise price of $3.06 per share, pursuant to our 2020 Equity Incentive Plan and 2021 Equity Incentive Plan. As of September 22, 2025, there were no shares of our common stock reserved for future issuance under the 2020 Equity Incentive Plan and 12,658,886 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan.

Outstanding Restricted Stock Units

As of September 22, 2025, we had reserved 1,539,000 shares of our common stock for issuance upon the settlement of outstanding restricted stock units, pursuant to our 2021 Equity Incentive Plan.

2021 Employee Stock Purchase Plan

As of September 22, 2025, there were 589,957 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan.

Outstanding Warrants

As of September 22, 2025, we had (i) an outstanding warrant exercisable for up to an aggregate of 6,824,712 shares of our common stock, no portion of which was vested as of such date and (ii) an outstanding pre-funded warrant exercisable for up to an aggregate of 21,342,442 shares of our common stock.

Registration Rights

Second Amended and Restated Investors’ Rights Agreement

We and certain holders of our common stock have entered into a second amended and restated investors’ rights agreement, or the investors’ rights agreement. The registration rights provisions of this agreement provide those holders with demand, piggyback and Form S-3 registration rights with respect to the shares of common stock covered by the investors’ rights agreement. These shares are collectively referred to herein as registrable securities.

Demand Registration Rights

The holders of a majority of the registrable securities then outstanding have the right to demand that we file a Form S-1 registration statement for which the anticipated aggregate offering price would exceed $10 million. Upon such demand, we are required to, as soon as practicable, and in any event within 60 days after the date such request is given by the initiating holders, file a Form S-1 registration statement covering all registrable securities that the initiating holders requested to be registered and any additional registrable securities requested to be included in such registration by any other holders, subject to the terms and conditions included in such investors’ rights agreement.

The holders of at least 30% of the registrable securities then outstanding have the right to demand, at a time when we are eligible to use Form S-3 registration statement, that we file a Form S-3 registration statement with respect to outstanding registrable securities of such holders having an anticipated aggregate offering price of at least $1 million. Upon such demand, we are required to, as soon as practicable, and in any event within 45 days after the date such request is given by the initiating holders, file a Form S-3 registration statement covering all registrable securities that the initiating holders requested to be registered and any additional registrable securities requested to be included in such registration by any other holders, subject to the terms and conditions included in such investors’ rights agreement.

These demand registration rights are subject to specified conditions and limitations included in such investors’ rights agreement, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances.

Piggyback Registration Rights

If we propose to register any of our securities under the Securities Act either for our own account or for the account of other stockholders, the holders of registrable securities will each be entitled to notice of the registration and will be entitled to include their shares of common stock in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under specified circumstances. The holders of piggyback registration rights granted pursuant to the investors’ rights agreement have effectively waived their piggyback registration rights in connection with the registration statement of which this prospectus is a part, as well as all subsequent offerings related to the registration statement of which this prospectus is a part.

Expenses of Registration

We are required to pay all expenses, including fees and expenses of one counsel to represent the selling stockholders, relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, stock transfer taxes and any additional fees of counsel for the selling stockholders, subject to specified conditions and limitations. We are not required to pay registration expenses if a demand registration request is withdrawn at the request of a majority of holders of registrable securities to be registered, unless holders of a majority of the registrable securities agree to forfeit their right to one demand registration.

The investors’ rights agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the applicable registration statement attributable to us, and the selling stockholders are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them, subject to certain limitations.

Termination of Registration Rights

The registration rights granted under the investors’ rights agreement will terminate with respect to any particular stockholder upon the earliest of (a) the closing of a deemed liquidation event, as defined in the Certificate of Incorporation, (b) with respect to each stockholder, at such time such stockholder is able to sell all of its shares pursuant to Rule 144 or another similar exemption under the Securities Act during a three-month period without registration and (c) the fifth anniversary of the closing of our initial public offering.

Common Stock Purchase Warrant

We have outstanding a warrant to purchase shares of our common stock which provides certain piggyback registration rights requiring us to register the shares of common stock underlying such warrant, subject to our existing obligations under the investors’ rights agreement. In the event that we, at any time prior to the termination of the warrant pursuant to its terms, propose to file on behalf of one or more of our stockholders a registration statement under the Securities Act pursuant to the investors’ rights agreement, we are required to provide written notice to the warrantholder as soon as practicable of such proposed filing, and the warrantholder shall have the right to include the applicable shares in such registration statement upon timely written notice. We are not required to file any registration statement pursuant to the warrant if at the time of such request (A) we are not eligible to file a Form S-3 for such sales, or (B) the warrantholder can sell all applicable shares without restriction pursuant to Rule 144 under the Securities Act.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder (in one transaction or a series of transactions);

•

subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

•

any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The Certificate of Incorporation provides for each member of our board of directors to be elected at each annual meeting of stockholders for a term expiring at the next succeeding annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. The Certificate of Incorporation provides that directors may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock entitled to vote generally at an election of directors. Furthermore, the authorized number of directors may be changed only by resolution of our board of directors, and vacancies and newly created directorships on our board of directors may, except as otherwise required by law or determined by our board and subject to the rights of any series of then-outstanding preferred stock, only be filled by a majority vote of the directors then serving on our board of directors, even though less than a quorum.

The Certificate of Incorporation and the Bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminate the right of stockholders to act by written consent without a meeting. The Bylaws provide that only the chairman of the board of directors, the chief executive officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.

The Bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing and specify requirements as to the form and content of a stockholder’s notice.

The Certificate of Incorporation and the Bylaws provide that the stockholders cannot amend many of the provisions described above except by a vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally at an election of directors.

The Certificate of Incorporation provides our board of directors the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising pursuant to the DGCL, our Certificate of Incorporation, or our Bylaws;

•	any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws;

•	any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

The provision would not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Certificate of Incorporation also provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our restated certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may result in increased costs for investors to bring a claim. Further, these exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find either exclusive-forum provision in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could seriously harm our business.

Our Certificate of Incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.

Listing

Our common stock is listed on The Nasdaq Global Market under the trading symbol “IVVD”.

DESCRIPTION OF OUR PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are currently undesignated.

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine and fix the number of shares of such series of preferred stock and the designation of such series of preferred stock, the voting powers, if any, of the shares of such series of preferred stock, the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, of the shares of such series of preferred stock. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until the board of directors determines the specific rights attached to that preferred stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares of preferred stock offered, the liquidation preference per share, and the purchase price of preferred stock;

•	the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or our other securities and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our affairs;

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution, or winding up; and

•	any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of the warrants, and the price at which we will issue such warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•

if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any material U.S. federal income tax or foreign tax considerations applicable to the warrants;

•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any

•	the anti-dilution provisions of the warrants, if any;

•	any redemption, put or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

Outstanding Warrants

As of September 22, 2025, we had an outstanding warrant to purchase shares of our common stock, a copy of which is filed as Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on March 23, 2023. The exercise price of the warrant is $3.48 per share. The warrant is exercisable for up to an aggregate of 6,824,712 shares of common stock, and vests in three separate tranches as follows:

•	3,591,954 shares vest if our market capitalization equals or exceeds $758,517,511 by November 15, 2028;

•	1,795,977 shares vest if our market capitalization equals or exceeds $1,137,776,266 by November 15, 2029; and

•	1,436,781 shares vest if our market capitalization equals or exceeds $1,517,035,022 by November 15, 2030.

As of September 22, 2025, no portion of the warrant had vested. With respect to any vested portion(s) of the warrant, the warrant is exercisable until the earlier of (i) 5:00 p.m. (New York City time) on November 15, 2032 and (ii) the closing of a fundamental transaction (as defined in the warrant). The warrant may be exercised by cash exercise or, at the election of the warrantholder, by means of “cashless exercise” pursuant to a formula set forth in the warrant. As discussed above, the warrant contains certain piggyback registration rights requiring us to register any shares of common stock underlying the warrant for resale with the SEC, subject to our existing obligations under the investors’ rights agreement.

Upon the consummation of a fundamental transaction on or prior to November 15, 2028, all of the shares underlying the warrant would become immediately vested and exercisable; upon the consummation of a fundamental transaction after November 15, 2028 but on or prior to November 15, 2029, the shares underlying the second and third tranches of the warrant would become immediately vested and exercisable; and upon the consummation of a fundamental transaction after November 15, 2029 but on or prior to November 15, 2030, the shares underlying the third tranche of the warrant would become immediately vested and exercisable.

As of September 22, 2025, we had an outstanding pre-funded warrant to purchase shares of our common stock, a form of which is filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on August 22, 2025. The exercise price of the pre-funded warrant is $0.0001 per share. The pre-funded warrant is exercisable for up to an aggregate of 21,342,442 shares of common stock and is fully exercisable with no termination date.

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $350,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $350,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•

the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•

whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	any addition to or change in the covenants described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and

•	any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, Conveyance, Transfer or Lease

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of or any premium on any debt security of that series at its maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

•	default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and

•	certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with one or more of the securities that may be offered under this prospectus, in any combination, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more of the securities that may be offered under this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and the material terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

•	the rights and obligations of the unit agent, if any;

•	the material U.S. federal income tax considerations applicable to the units;

•	any material provisions of the governing unit agreement that differ from those described herein; and

•	any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of our Preferred Stock,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.invivyd.com. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offerings under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 14, 2025, respectively;

•

our Current Reports on Form 8-K (other than the portions thereof that are furnished and not filed) as filed with the SEC on January  10, 2025, January  27, 2025, February  3, 2025, February  24, 2025, March  5, 2025, March  26, 2025, April 21, 2025, April  25, 2025, May  12, 2025, May  15, 2025, May  20, 2025, June  26, 2025, July  2, 2025, August  14, 2025, August  22, 2025 and September 24, 2025; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on August 3, 2021, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: Invivyd, Inc., Corporate Secretary, at 209 Church Street, New Haven, CT 06510 or (781) 819-0080. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.invivyd.com. The information contained in, or that can be accessed through, our website address is not incorporated by reference into this prospectus and is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP, Philadelphia, Pennsylvania. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$350,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

PROSPECTUS

    , 2025

The information contained in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated      , 2025)

Up to $75,000,000

Common Stock

We previously entered into a Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time through Cantor, acting as sales agent, pursuant to this prospectus supplement.

Our common stock is listed on The Nasdaq Global Market under the symbol “IVVD.” On September 30, 2025, the last reported sale price of our common stock on The Nasdaq Global Market was $1.10 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Global Market or any other existing trading market for the shares of our common stock. Subject to the terms of the Sales Agreement, Cantor is not required to sell any specific number or dollar amounts of common stock but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor will be entitled to compensation under the terms of the Sales Agreement at a commission rate of 3.0% of the aggregate gross proceeds from each sale of our common stock pursuant to the Sales Agreement. In connection with the sale of our common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Cantor against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, we are subject to reduced public company reporting requirements for this prospectus supplement and future filings. Refer to the section entitled “Implications of Being an Emerging Growth Company and a Smaller Reporting Company” beginning on page S-2 of this prospectus supplement for more information.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and elsewhere in this prospectus supplement, the accompanying base prospectus and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is     , 2025

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission, or SEC, on October 2, 2025 using a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time. Under this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time through Cantor acting as our agent or principal at prices and on terms to be determined by market conditions at the time of the offering. The $75,000,000 of shares of our common stock that may be sold under this prospectus supplement are included in the $350,000,000 of shares of common stock that may be sold under the registration statement.

This prospectus supplement describes the specific details regarding this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information having a later date, as applicable. Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and Cantor has not, authorized anyone to provide you with different or additional information.

We are not making offers to sell or solicitations to buy shares of our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of shares of our common stock.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, the

S-ii

accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

References in this prospectus supplement to the terms “the Company,” “Invivyd,” “we,” “our” and “us” or other similar terms mean Invivyd, Inc. and our wholly-owned subsidiaries, unless we state otherwise or the context indicates otherwise.

“Invivyd,” “PEMGARDA,” “INVYMAB” as well as logos and certain stylized versions of these word marks are registered trademarks of Invivyd, Inc. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Company Overview

We are a biopharmaceutical company devoted to delivering protection from serious viral infectious diseases, beginning with SARS-CoV-2. PEMGARDA® (pemivibart) is our first monoclonal antibody, or mAb, to receive regulatory authorization and was designed to keep pace with SARS-CoV-2 viral evolution.

On March 22, 2024, we received emergency use authorization, or EUA, from the U.S. Food and Drug Administration, or FDA, for PEMGARDA injection, for intravenous use, a half-life extended investigational mAb, for the pre-exposure prophylaxis (prevention) of COVID-19 in adults and adolescents (12 years of age and older weighing at least 40 kg) who have moderate-to-severe immune compromise due to certain medical conditions or receipt of certain immunosuppressive medications or treatments and are unlikely to mount an adequate immune response to COVID-19 vaccination. Recipients should not be currently infected with or have had a known recent exposure to an individual infected with SARS-CoV-2.

In January 2024, we nominated VYD2311, a next generation mAb candidate for COVID-19, as a drug candidate, and in September 2024, we announced dosing of the first participants in a Phase 1/2 clinical trial of VYD2311. VYD2311 is a mAb with high in vitro neutralization potency shown against prominent SARS-CoV-2 variants tested to date. The Phase 1/2 randomized, blinded, placebo-controlled clinical trial evaluated escalating dosing as well as safety, tolerability, pharmacokinetics and immunogenicity of VYD2311 in healthy trial participants. The Phase 1/2 clinical trial was conducted in Australia and evaluated multiple dose levels of VYD2311 through various routes of administration, including exploration of intramuscular administration and subcutaneous administration, which are designed to be more system- and patient-friendly than intravenous administration. In June 2025, we announced positive full Phase 1/2 clinical data for VYD2311 for both safety and pharmacokinetics. In August 2025, we announced alignment with advice from the FDA on a compact and, therefore, rapid pathway to potential Biologics License Application, or BLA, approval for VYD2311 for the prevention of COVID-19. As part of a recent Type C meeting, the FDA advised us that a single, Phase 2/3 randomized, double-blind, placebo-controlled trial evaluating mAb efficacy from a relatively modest number of RT-PCR-confirmed symptomatic COVID-19 disease events could support a BLA submission for VYD2311 for the prevention of COVID-19 in a broad population of Americans (12 years of age and older, weighing at least 40kg), including immunocompromised people, subject to agreement on safety database size and pending full protocol review. Like pemivibart, VYD2311 was engineered from adintrevimab, our investigational mAb that has a robust safety data package and demonstrated clinically meaningful results in global Phase 2/3 clinical trials for both the prevention and treatment of COVID-19.

In July 2025, we announced that we had formed the SPEAR (Spike Protein Elimination and Recovery) Study Group with leading investigators to structure and guide anticipated clinical trials evaluating the effects of broadly neutralizing anti-SARS-CoV-2 spike protein mAb therapy in people suffering from Long COVID or Post- Vaccination Syndrome, or PVS. The SPEAR Study Group intends to launch multi-center translational clinical research on Long COVID and PVS using next-generation antibodies like our investigational mAb candidate VYD2311.

Globally, COVID-19 has caused millions of deaths and lasting health problems in many survivors and remains a significant global health concern, particularly for immunocompromised individuals. Isolation and mental health impacts, absenteeism from work, and educational losses for children have been profound consequences of this crisis. COVID-19 persists and continues to impact patients, notably those who are immunocompromised, and combating this disease will require a variety of effective and safe prevention and treatment options for years to come. By leveraging our capabilities, which we have developed through our experience with adintrevimab and pemivibart and over five years in the COVID-19 space, we aim to develop mAbs that could be used in prevention or treatment of serious viral diseases, starting with COVID-19 and potentially expanding into other high-need indications.

PEMGARDA has not been approved, but has been authorized for emergency use by the FDA under an EUA, for pre-exposure prophylaxis of COVID-19 in certain adults and adolescent individuals (12 years of age and older weighing at least 40 kg). The emergency use of PEMGARDA is only authorized for the duration of the declaration that circumstances exist justifying the authorization of the emergency use of drugs and biological products during the COVID-19 pandemic under Section 564(b)(1) of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 360bbb-3(b)(1), unless the declaration is terminated or authorization revoked sooner. PEMGARDA is authorized for use only when the combined national frequency of variants with substantially reduced susceptibility to PEMGARDA is less than or equal to 90%, based on available information including variant susceptibility to PEMGARDA and national variant frequencies.

We engage in active SARS-CoV-2 variant monitoring of antiviral activity as part of our ongoing industrial virology effort, which leverages a consistent, high-quality, independent, third-party pseudoviral system that routinely tests authentic Invivyd-produced molecules and is supported by structure-based analytics. In September 2024, we announced continued neutralizing activity of PEMGARDA against SARS-CoV-2 variants KP.3.1.1 and LB.1, and attractive neutralization potency of VYD2311 against the same contemporary viruses, and also provided an update to ongoing structural analysis showing no meaningful mutational change in the pemivibart binding site since the Omicron shift late in 2021. In January 2025, March 2025 and August 2025, we announced continued neutralizing activity of PEMGARDA and VYD2311 against dominant SARS-CoV-2 variants XEC, LP.8.1 and XFG, respectively.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference in this prospectus supplement, as listed under the heading “Incorporation of Certain Information by Reference.”

Corporate Information

We were incorporated under the laws of the State of Delaware in June 2020. We operate as a hybrid company. Our principal executive offices are located at 209 Church Street, New Haven, CT 06510 and our telephone number is (781) 819-0080. Our website address is www.invivyd.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus supplement.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act and may remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in the previous three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting;

•	reduced disclosure obligations regarding executive compensation;

•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved; and

•

an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company, which would allow us to take advantage of many of the same exemptions available to emerging growth companies. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. In addition, if we are a smaller reporting company with less than $100.0 million in annual revenue, we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $75,000,000.

Common stock to be outstanding after this offering	Up to 275,884,859 shares (as more fully described in the notes following this table), assuming sales of 61,475,409 shares of our common stock in this offering at an offering price of $1.22 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on September 22, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on The Nasdaq Global Market, the existing trading market for our common stock, through our sales agent, Cantor. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering to fund research and development related to VYD2311 and our other pipeline programs, launch readiness activities related to potential commercialization of VYD2311, commercialization costs related to PEMGARDA, and for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, additional product candidates or other intellectual property, although we have no present commitments or agreements to do so. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-6 of this prospectus supplement, page 34 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, page 39 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Nasdaq Global Market symbol	“IVVD”

Outstanding Shares

The number of shares of our common stock to be outstanding after this offering is based on 214,409,450 shares of our common stock outstanding as of September 22, 2025. Unless specifically stated otherwise, the information in this prospectus supplement is as of September 22, 2025, and excludes:

•	21,672,173 shares of our common stock issuable upon the exercise of stock options outstanding as of September 22, 2025 at a weighted-average exercise price of $3.06 per share at that date;

•	1,539,000 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding as of September 22, 2025;

•	12,658,886 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan, or the 2021 Plan, as of September 22, 2025;

•	6,824,712 shares of our common stock issuable upon exercise of warrants outstanding as of September 22, 2025 at a weighted-average exercise price of $3.48 per share at that date;

•	589,957 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan, or the ESPP, as of September 22, 2025; and

•	21,342,442 shares of our common stock issuable upon exercise of pre-funded warrants outstanding as of September 22, 2025 at an exercise price of $0.0001 per share.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes the following:

•	Exclusion of the forfeiture of stock options to acquire 336,034 shares of our common stock subsequent to September 22, 2025 through September 30, 2025;

•	No equity awards granted subsequent to September 22, 2025 through September 30, 2025;

•	No exercise of stock options to acquire shares of our common stock subsequent to September 22, 2025 through September 30, 2025

•	No exercise of the outstanding warrants or pre-funded warrants; and

•	No vesting or settlement of restricted stock units subsequent to September 22, 2025 through September 30, 2025.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments or updates to our risk factors thereto reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to this Offering

A substantial number of shares of our common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Although there can be no assurance that any of the $75.0 million worth of shares of our common stock being offered under this prospectus supplement will be sold or the price at which any such shares might be sold, assuming that an aggregate of 61,475,409 shares of our common stock are sold for example, at a price of $1.22 per share, the last reported sale price of our common stock on The Nasdaq Global Market on September 22, 2025, upon completion of this offering, based on our shares outstanding as of September 22, 2025, we will have outstanding an aggregate of 275,884,859 shares of common stock, assuming no exercise of our outstanding stock options or warrants or settlement of our outstanding restricted stock units. A substantial majority of the outstanding shares of our common stock are, and all of the shares of our common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

In addition, as of September 22, 2025, we had outstanding (i) options to purchase an aggregate of 21,672,173 shares of our common stock at a weighted-average exercise price of $3.06 per share at that date, pursuant to our 2020 Equity Incentive Plan, or the 2020 Plan, and the 2021 Plan and (ii) 1,539,000 shares of common stock underlying restricted stock units, pursuant to the 2021 Plan. As of September 22, 2025, there were no shares of our common stock reserved for future issuance under the 2020 Plan, 12,658,886 shares of our common stock reserved for future issuance under our 2021 Plan and 589,957 shares of our common stock reserved for future issuance under our ESPP. From September 23, 2025 through September 30, 2025, stock options to acquire 336,034 shares of our common stock were forfeited. As of September 30, 2025, there were no shares of our common stock reserved for future issuance under the 2020 Plan, 12,921,920 shares of our common stock reserved for future issuance under our 2021 Plan and 589,957 shares of our common stock reserved for future issuance under our ESPP. The shares of our common stock issuable under the 2020 Plan, the 2021 Plan and the ESPP may be immediately eligible for resale in the open market. Such shares, along with any other market transactions, could adversely affect the market price of our common stock. Additional dilution may result from the issuance of shares of our common stock in connection with additional financings or in connection with commercial transactions.

Moreover, if we issue options, restricted stock units, warrants or other securities to purchase or acquire our common stock in the future and those options, restricted stock units, warrants or other securities are exercised, converted or settled you may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the pro forma as-adjusted net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 61,475,409 shares of our common stock are sold at a price of $1.22 per share, the last reported sale price of our common stock on The Nasdaq Global Market on September 22, 2025, for aggregate gross proceeds of $75.0 million, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $0.64 per share, representing the difference between our pro forma as-adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants and the settlement of our outstanding restricted stock units will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into, exercisable or exchangeable for, or settled in, our common stock. We cannot assure you that we will be able to sell shares of our common stock or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into, exercisable or exchangeable for, or settled in, our common stock in future transactions may be higher or lower than the price per share in this offering. As of September 22, 2025, we had reserved 64,627,170 shares of our common stock for issuance upon the exercise of outstanding stock options and warrants, the settlement of our outstanding restricted stock units and the issuance of awards available for grant under our 2020 Plan, 2021 Plan and ESPP. You will incur dilution upon the issuance of any shares of our common stock pursuant to such plans, upon vesting and settlement of any stock awards under any such plan, upon exercise of any such outstanding options, or upon the vesting and settlement of any warrants issued outside of any such plan.

We have broad discretion in how we use the net proceeds of this offering and, despite our efforts, we may not use these net proceeds effectively or in ways with which you agree.

We intend to use the net proceeds from this offering to fund research and development related to VYD2311 and our other pipeline programs, launch readiness activities related to potential commercialization of VYD2311, commercialization costs related to PEMGARDA, and for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, additional product candidates or other intellectual property, although we have no present commitments or agreements to do so. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. Please see the section entitled “Use of Proceeds” on page S-11 of this prospectus supplement for further information.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future; accordingly, capital appreciation, if any, will be your sole source of gain and you may never receive a return on your investment.

We have never declared or paid cash dividends on our capital stock, and you should not rely on an investment in our common stock to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future. Furthermore, we may in the future become subject to additional contractual restrictions on, or prohibitions against, the payment of dividends.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement, or the actual number of shares that we will issue under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the Sales Agreement. The number of shares of our common stock that are sold through Cantor after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Cantor in any applicable placement notice and the demand for our common stock. Because this offering can be terminated at any time and the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised or the number of shares of our common stock that will be issued in connection with sales under the Sales Agreement.

Sales of common stock offered hereby will be in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares of our common stock sold in this offering. In addition, subject to the final determination by our board of directors or a committee thereof, or any restrictions we may place in any applicable placement notice delivered to Cantor, there is no minimum or maximum sales price for shares of our common stock to be sold in this offering. Investors may experience a decline in the value of the shares of our common stock they purchase in this offering as a result of sales made at prices lower than the prices they paid.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements made in this prospectus supplement are forward-looking and involve risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements give our current expectations or forecasts of future events and are not statements of historical or current facts. These statements include, among others, statements about:

•	our plans related to the commercialization of PEMGARDA® (pemivibart), which received an EUA from the FDA, in March 2024, including our expectations about the potential market opportunity;

•	the design of PEMGARDA to keep pace with SARS-CoV-2 viral evolution;

•

our expectations regarding VYD2311, our next generation mAb candidate for COVID-19, and the potential of VYD2311 to offer the ability to deliver clinically meaningful titer levels through more system- and patient-friendly means;

•	our expectations regarding availability of a rapid pathway to potential BLA approval for VYD2311 for the prevention of COVID-19 and the compact pivotal clinical trial that could support it;

•

the anticipated timing, design, progress and results of preclinical studies and clinical trials of our product candidates, including statements regarding initiation or completion of studies or trials and related preparatory work, the period during which results of any studies or trials will become available, and potential regulatory submissions;

•

our devotion to delivering protection from serious viral infectious diseases, and our aim to develop mAbs that could be used in prevention or treatment of serious viral diseases, starting with COVID-19 and potentially expanding into other high-need indications;

•	our discovery efforts to assess pipeline expansion beyond SARS-CoV-2, including potential targets such as respiratory syncytial virus and measles;

•	our goal of establishing streamlined development pathways to efficiently introduce new mAb candidates targeting SARS-CoV-2;

•

our expectations regarding the regulatory pathway for our product candidates, including the anticipated timing of any submission of filings for regulatory authorization or approval of, and our ability to obtain and maintain regulatory authorizations or approvals for, our product candidates;

•	our plans regarding SARS-CoV-2 variant monitoring of antiviral activity as part of our ongoing industrial virology effort;

•	our expectations regarding the size of the patient populations, market acceptance and opportunity for and clinical utility of our product candidates, if authorized or approved for commercial use;

•	our manufacturing capabilities and strategy, and our expectations regarding supply and demand of our product candidates;

•	our ability to successfully commercialize our product candidates, if authorized or approved, including our distribution capabilities and strategy;

•	our ability to identify and develop future product candidates;

•	our expectations regarding the SPEAR Study Group, including its anticipated focus, goals and plans;

•	our estimates of our expenses, ongoing losses, future potential revenue, capital requirements and our need for or ability to obtain additional funding;

•	our expectations regarding our ability to continue as a going concern;

•	our competitive position and the development of and projections relating to our competitors or our industry; and

•	our intended use of proceeds from this offering.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any supplementary risks set forth under Item 1A of our Quarterly Reports on Form 10-Q and other documents we file with the SEC describe major risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. You should read and interpret any forward-looking statements in light of these risks. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus supplement, the base prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement are made as of the date of this prospectus supplement and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $75.0 million from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares of our common stock under, or fully utilize, the Sales Agreement as a source of financing.

We intend to use the net proceeds from this offering to fund research and development related to VYD2311 and our other pipeline programs, launch readiness activities related to potential commercialization of VYD2311, commercialization costs related to PEMGARDA, and for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, additional product candidates or other intellectual property, although we have no present commitments or agreements to do so.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our commercialization efforts, research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the shares of common stock offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock and the pro forma as-adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of June 30, 2025 was approximately $42.8 million, or $0.36 per share of common stock. Net tangible book value per share is determined by dividing total tangible assets less total liabilities, excluding items such as intangibles, by the aggregate number of shares of common stock outstanding as of June 30, 2025.

Our pro forma net tangible book value as of June 30, 2025 was approximately $96.3 million, or $0.42 per share of common stock. Pro forma net tangible book value per share represents net tangible book value divided by the number of shares of our common stock outstanding, after giving effect to our issuance and sale of (i) 89,234,480 shares of our common stock at the public offering of $0.52 per share and (ii) pre-funded warrants to purchase up to 21,342,442 shares of our common stock at the public offering price of $0.5199 per pre-funded warrant, including shares of common stock issuable upon exercise of the pre-funded warrants, and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, subsequent to June 30, 2025, in connection with our August 2025 underwritten public offering of securities, or the August 2025 Offering.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma as-adjusted net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of shares of common stock offered by this prospectus supplement at an assumed public offering price of $1.22 per share of common stock (the last reported sale price of our common stock on The Nasdaq Global Market on September 22, 2025), and after deducting the commissions and estimated aggregate offering expenses payable by us, our pro forma as-adjusted net tangible book value as of June 30, 2025 would have been approximately $169.1 million, or $0.58 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.16 per share to our existing stockholders and an immediate dilution of $0.64 per share of common stock issued to the new investors purchasing securities in this offering, as illustrated by the following table:

Assumed public offering price per share of common stock		$1.22
Net tangible book value per share as of June 30, 2025	$0.36
Increase in net tangible book value per share attributable to our issuance of common stock and pre-funded warrants pursuant to the August 2025 Offering	$0.06

Pro forma net tangible book value per share as of June 30, 2025	$0.42
Increase in pro forma net tangible book value per share attributable to purchasers in this offering	$0.16

Pro forma as-adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering		$0.58

Dilution per share to new investors		$0.64

The table above assumes for illustrative purposes that an aggregate of 61,475,409 shares of our common stock are sold at a price of $1.22 per share, the last reported sale price of our common stock on The Nasdaq Global Market on September 22, 2025, for aggregate gross proceeds of approximately $75.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. The information discussed above is illustrative only and may differ based on the actual offering price and the actual number of shares offered.

The above table is based on 120,142,811 shares of our common stock outstanding as of June 30, 2025, plus the common stock and the shares of common stock issuable upon exercise of the pre-funded warrants issued in the August 2025 Offering. Unless specifically stated otherwise, the information in this prospectus supplement is as of September 22, 2025, and excludes:

•	21,672,173 shares of our common stock issuable upon the exercise of stock options outstanding as of September 22, 2025 at a weighted-average exercise price of $3.06 per share at that date;

•	1,539,000 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding as of September 22, 2025;

•	12,658,886 shares of our common stock reserved for future issuance under the 2021 Plan as of September 22, 2025;

•	6,824,712 shares of our common stock issuable upon exercise of warrants outstanding as of September 22, 2025, at a weighted-average exercise price of $3.48 per share at that date;

•	589,957 shares of our common stock reserved for future issuance under the ESPP as of September 22, 2025; and

•	21,342,442 shares of our common stock issuable upon exercise of pre-funded warrants outstanding as of September 22, 2025 at an exercise price of $0.0001 per share.

Except as otherwise indicated, the information in this prospectus supplement reflects or assumes (i) no exercise of any outstanding stock options, warrants or prefunded warrants and no vesting or settlement of restricted stock units since September 22, 2025, (ii) forfeiture of stock options to acquire 336,034 shares of our common stock subsequent to September 22, 2025 through September 30, 2025 and (iii) no equity awards granted subsequent to September 22, 2025 through September 30, 2025.

To the extent that options or warrants are exercised, restricted stock units are settled or if we issue options, restricted stock units, warrants or other securities to purchase or acquire our common stock in the future and those options, restricted stock units, warrants or other securities are exercised, converted or settled, you may experience further dilution. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We previously entered into a Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor. Pursuant to this prospectus supplement, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $75,000,000 from time to time through Cantor acting as sales agent. A copy of the Sales Agreement has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of our common stock upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its service in acting as agent in the sale of our common stock. Cantor will be entitled to compensation at a commission rate of 3.0% of the aggregate gross proceeds from each sale of our common stock pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed (a) $75,000 payable in connection with the entry into the Sales Agreement and (b) $15,000 per calendar quarter thereafter pursuant to the terms of the Sales Agreement, and certain other ongoing expenses. We estimate that the total expenses for this offering, excluding compensation and reimbursements payable to Cantor under the terms of the Sales Agreement, will be approximately $300,000.

Settlement for sales of shares of our common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase our common stock pursuant to the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of our common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common stock while this offering is ongoing.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Cantor, and Cantor may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon by Hogan Lovells US LLP, Philadelphia, Pennsylvania. Cantor Fitzgerald & Co. is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to, or incorporated by reference into, the registration statement.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We make available free of charge on our website at www.invivyd.com our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page S-18 of this prospectus supplement. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address or telephone number:

Invivyd, Inc.

209 Church Street

New Haven, CT 06510

Telephone: (781) 819-0080

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement, and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 14, 2025, respectively;

•

our Current Reports on Form 8-K (other than the portions thereof that are furnished and not filed) as filed with the SEC on January  10, 2025, January  27, 2025, February  3, 2025, February  24, 2025, March  5, 2025, March  26, 2025, April  21, 2025, April  25, 2025, May  12, 2025, May  15, 2025, May  20, 2025, June  26, 2025, July  2, 2025, August  14, 2025, August  22, 2025 and September 24, 2025; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on August 3, 2021, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such description.

To obtain copies of these filings, see “Where You Can Find More Information” on page S-17 of this prospectus supplement.

Up to $75,000,000

Common Stock

PROSPECTUS SUPPLEMENT

    , 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Invivyd, Inc.

Amount to be paid
SEC registration fee	$7,266.95
Printing expenses	$(1)
Accounting fees and expenses	$(1)
Legal fees and expenses	$(1)
Miscellaneous	$(1)

Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, generally permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for (i), with respect to directors and officers, any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii), with respect to directors and officers, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii), with respect to directors, payments of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL; (iv), with respect to directors and officers, any transaction from which the director or officer derived an improper personal benefit; or (v), with respect to officers, any action by or in the right of the corporation.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which such person was or is a party or threatened to be made a party by reason of such position, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, our amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, provide that: (i) we are required to indemnify our directors to the fullest extent permitted by the DGCL; (ii) we may, in our discretion, indemnify our officers, employees and agents as set forth in the DGCL; (iii) we are required, upon satisfaction of certain conditions, to advance all expenses incurred by our directors in connection with certain legal proceedings; (iv) the rights conferred in the bylaws are not exclusive; and (v) we are authorized to enter into indemnification agreements with our directors, officers, employees and agents.

We have entered into indemnification agreements with each of our directors and executive officers which require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on August 10, 2021).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on September 13, 2022).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on May 25, 2023).

3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on September 13, 2022).

3.5	Amendment No. 1 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on May 25, 2023).

3.6	Delaware Certificate of Change of Registered Agent (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-3 (File No. 333-267643), filed with the Securities and Exchange Commission on September 28, 2022).

4.1	Second Amended and Restated Investors’ Rights Agreement, by and among the Company and certain of its stockholders, dated April 16, 2021 (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No. 333-257975), filed with the Securities and Exchange Commission on July 16, 2021).

Exhibit No.	Description

4.2*	Specimen certificate evidencing shares of preferred stock.

4.3*	Form of any Certificate of Designation setting forth the preferences and rights with respect to any preferred stock issued hereunder.

4.4	Form of Indenture (filed herewith).

4.5*	Form of Warrant Agreement for Common Stock, including Warrant Certificate for Common Stock.

4.6*	Form of Warrant Agreement for Preferred Stock, including Warrant Certificate for Preferred Stock.

4.7*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities.

4.8*	Form of Unit Agreement and Unit Certificate.

5.1	Opinion of Hogan Lovells US LLP relating to the base prospectus (filed herewith).

5.2	Opinion of Hogan Lovells US LLP relating to the ATM prospectus (filed herewith).

10.1	Controlled Equity OfferingSM Sales Agreement, by and between the Company and Cantor Fitzgerald & Co., dated December 22, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on December 22, 2023).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page hereto).

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee for Form of Indenture.

107	Filing Fee Table (filed herewith).

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Invivyd, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 2nd day of October, 2025.

Invivyd, Inc.

By:	/s/ William Duke, Jr.
William Duke, Jr.
Chief Financial Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Duke, Jr. and Jill Andersen as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Duke, Jr. William Duke, Jr.	Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 2, 2025

/s/ Marc Elia Marc Elia	Chairman of the Board of Directors	October 2, 2025

/s/ Tamsin Berry Tamsin Berry	Director	October 2, 2025

/s/ Paul B. Bolno, M.D. Paul B. Bolno, M.D.	Director	October 2, 2025

/s/ Terrance McGuire Terrance McGuire	Director	October 2, 2025

/s/ Kevin F. McLaughlin Kevin F. McLaughlin	Director	October 2, 2025

/s/ Ajay Royan Ajay Royan	Director	October 2, 2025